            As Filed with the Securities and Exchange Commission on May 13, 1996
                                                             File No. 333
                                                                         -------
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            OMEGA ENVIRONMENTAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                           91-1499751
(State or Other Jurisdiction of                             (IRS Employer
 Incorporation or Organization)                                ID No.)

                            19805 North Creek Parkway
                            Bothell, Washington 98041
                    (Address of Principal Executive Offices)

                             1990 STOCK OPTION PLAN*
                            (Full Title of the Plan)

                           LOUIS J. TEDESCO, PRESIDENT
                            OMEGA ENVIRONMENTAL, INC.
                            19805 North Creek Parkway
                            Bothell, Washington 98041
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                      of Agent for Service: (206) 486-4800

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ X ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                            Proposed                 Proposed
         Title of                                            Maximum                  Maximum
        Securities                  Amount                  Offering                 Aggregate                Amount of
           to be                     to be                    Price                  Offering               Registration
        Registered                Registered                Per Share                  Price                     Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    2,000,000 shs              $3.00(2)                $6,000,000                $2,068.97
$0.0025 par value(1)
================================================================================================================================

(1) Includes the options, issued or issuable for such common stock.
(2) Calculated pursuant to Rule 457(h).

*Includes Common Stock registered pursuant to Form S-8 Registration Statement
 File No. 33-62812.
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     The contents of the Form S-8 Registration Statement File No. 33-62812,
relating to the 1990 Stock Option Plan are incorporated herein by reference.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 8th day of May, 1995.

                                      OMEGA ENVIRONMENTAL, INC.


                                      By:  S/ Louis J. Tedesco
                                           -------------------------------------
                                           LOUIS J. TEDESCO
                                           Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                 TITLE                                      DATE
                    ---------                                 -----                                      ----
S/ Louis J. Tedesco                                Chief Executive Officer,                           May 8, 1996
- -------------------------------------------------  President and Director (Principal
LOUIS J. TEDESCO                                   Executive Officer)


S/ Leo L. Azure, Jr.                               Chairman of the Board of Directors                 May 8, 1996
- -------------------------------------------------
LEO L. AZURE, JR.


S/ Dan E. Steigerwald                              Chief Financial Officer (Principal                 May 8, 1996
- -------------------------------------------------  Financial Officer)
DAN E. STEIGERWALD


S/ Bradley S. Powell                               Corporate Controller (Principal                    May 8, 1996
- -------------------------------------------------  Accounting Officer)
BRADLEY S. POWELL


S/ Edgar S. Brower                                 Director                                           May 9, 1996
- -------------------------------------------------
EDGAR S. BROWER


S/ Douglas R. Rogers                               Director                                           May 8, 1996
- -------------------------------------------------
DOUGLAS R. ROGERS


S/ Edward J. O'Sullivan                            Director                                           May 9, 1996
- -------------------------------------------------
EDWARD  J. O'SULLIVAN


S/ Steve Sarich, Jr.                               Director                                           May 9, 1996
- -------------------------------------------------
STEVE SARICH, JR.

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                                INDEX TO EXHIBITS

Sequentially
Exhibit Number                   Description                          Pages
- --------------                   -----------                          -----
     5.1              Opinion of Jeffer, Mangels, Butler &
                      Marmaro, LLP re legality

    15                Letter of KPMG Peat Marwick, LLP

    24.1              Consent of KPMG Peat Marwick, LLP